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                                                                   EXHIBIT 23.1

           CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT ACCOUNTANTS

   We consent to the incorporation by reference in this Registration Statement of ValiCert, Inc. on Form S-3 of our report dated January 25, 2001, appearing in the Annual Report on Form 10-K of ValiCert, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                          /s/ DELOITTE & TOUCHE LLP
                                          --------------------------------------
                                          Deloitte & Touche LLP

San Jose, California
November 30, 2001